Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this registration statement on Amendment No. 1 to Form SB-2 (File No. 333-131660) of our report, which includes an explanatory paragraph related to the Company's ability to continue as a going concern, dated March 27, 2006, on our audits of the financial statements of Roo Group, Inc. and Subsidiaries. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data."

                                             /s/ Moore Stephens, P.C.
                                             -----------------------------------
                                             MOORE STEPHENS, P.C.
                                             Certified Public Accountants.

New York, New York
April 20, 2006